FRANGIONI CONSULTING INVOICE

Invoice# 109344 CLIENT: Fitz Tepper July 27, 2020

QtyItem DescriptionTotal

1Steve Jobs and Nine Team Members Signed Macintosh Plus Computer $35,000

1Overnight shippingN/C

TOTAL DUE$35,000.00

Recipient info:

Frangioni Consulting, LLC Attn: David Frangioni

120 NW 7th Court Boca Raton, FL 33486

Ph 305-710-0351

E: david@audio-one.com Bank of America Account info:

Frangioni Consulting Account# 8980 9759 3143

Check ABA# 063100277

Wire ABA# 026009593

Bank of America, N.A. 222 Broadway

New York, NY 10038